UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 14, 2013

BROADWIND ENERGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-31313 (Commission File Number)	88-0409160 (IRS Employer Identification No.)

3240 South Central Avenue, Cicero, Illinois 60804

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (708) 780-4800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 14, 2013, Broadwind Energy, Inc. (the “Company”) and J.D. Rubin, Vice President, General Counsel and Secretary of the Company entered into an Agreement and Release (the “Separation Agreement”),  under which Mr. Rubin’s employment will terminate on January 18, 2013 (the “Separation Date”).  With the exception of the representations and warranties, covenants, and certain miscellaneous provisions, Mr. Rubin’s employment agreement with the Company will be considered terminated in connection with the entry into the Separation Agreement.

Pursuant to the Separation Agreement, Mr. Rubin will receive a cash severance benefit of $345,938, outplacement services for a period of 12 months and a payment representing the cost of continued health coverage for 18 months after the Separation Date.  In addition,  in lieu of any amounts due to Mr. Rubin under the Company’s Executive Short-Term Incentive Plan, his unvested restricted stock units, which were awarded by the Company to Mr. Rubin pursuant to certain Restricted Stock Unit Award Agreements under the Company’s 2007 Equity Incentive Plan and  the Company’s 2012 Equity Incentive Plan and which would have otherwise been forfeited under the terms of such Restricted Stock Unit Award Agreements upon the Separation Date, are not to be forfeited and have been modified with an accelerated vesting schedule as set forth in the Separation Agreement.  Based on the Company’s closing price per share of common stock of $2.41 as reported on the NASDAQ stock market on January 14, 2013, the total value of such restricted stock units once vested would be approximately $54,000.  The Separation Agreement also provides that Mr. Rubin will provide up to forty hours of consulting services to the Company and contains a general release of claims and a cooperation covenant from Mr. Rubin.

The foregoing summary of the Separation Agreement does not purport to be a complete description and is qualified in its entirety by reference to the terms and conditions of the actual agreement, a copy of which is attached as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

10.1	Separation Agreement, dated as of January 14, 2013, between Broadwind Energy, Inc. and J.D. Rubin

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADWIND ENERGY, INC.

January 15, 2013	By:	/s/ Stephanie K. Kushner
Stephanie Kushner
Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

10.1	Separation Agreement, dated as of January 14, 2013, between Broadwind Energy, Inc. and J.D. Rubin